UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18,  2024, the Audit Committee of DSS, Inc. (the “Audit Committee”) resolved that DSS, Inc.’s (the “Company”) previously issued financial statements, contained within its Annual Report on Form 10-K for the year ended December 31, 2023, originally filed on March 27, 2024 (the “Original Report”), should no longer be relied upon due to errors in such financial statements. Therefore, a restatement of these prior financial statements is required. Accordingly, the Company has restated the aforementioned financial statements by amending its annual report on Form 10-K/A for the fiscal year ended December 31, 2023, on October 22, 2024.

Restatement Background

On May 4, 2023, the Company distributed approximately 280 million shares of Sharing Service Global Corporation (“SHRG”), beneficially held by the Company, in the form of a dividend to the shareholders of the Company’s common stock. Upon completion of this distribution, the Company retained an ownership interest in SHRG of approximately 7%. Effective May 1, 2023, SHRG was deconsolidated from the consolidated financial statements (the “Deconsolidation”). The consolidated statement of operations does not include SHRG activity after April 30, 2023, and the assets and liabilities of SHRG are no longer included within the Company’s consolidated balance sheet. As referenced in the Company’s quarterly report on Form 10-Q for the second quarter of 2023, the Company recorded an approximate $29.9 million loss on deconsolidation. The Company also recorded an increase in accumulated deficit of $18.7 million and an increase in non-controlling interest of $5.1 million, to reflect the reversal of balances as of deconsolidation.

In preparation of the Company’s Form S-3 as well as the September 30, 2024, 10-Q filing, this transaction was revisited and it was determined that loss was unintentionally overstated by approximately $23.5 million driven by the increase in accumulated deficit that should have been recorded as an offset to the initial income statement loss. In addition, the Company has determined that Deconsolidation also requires the recognition of discontinued operations. Thus, management and the Audit Committee have concluded that a restatement of its Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023, is required.

The information in this Item 4.02 is furnished solely pursuant to Item 4.02. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Moreover, the information in this Item 4.02 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

October 22, 2024	By:	/s/Jason Grady
	Name:	Jason Grady
	Title:	Interim Chief Executive Officer